As filed with the Securities and Exchange Commission on October 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Arkansas (State or other jurisdiction of incorporation or organization)	71-0407808 (I.R.S. Employer Identification No.)

501 Main Street

Pine Bluff, Arkansas 71601

(870) 541-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Simmons First National Corporation 2015 Incentive Plan, as amended

Simmons First National Corporation First Amended and Restated 2015 Employee Stock Purchase Plan

(Full title of the plans)

George A. Makris, Jr.

Chairman and Chief Executive Officer
Simmons First National Corporation
501 Main Street

Pine Bluff, Arkansas 71601
(870) 541-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick A. Burrow, Executive Vice President, General Counsel and Corporate Secretary Simmons First National Corporation 601 E. 3rd Street, 12th Floor Little Rock, Arkansas 72201 (501) 558-3160	Frank M. Conner III Michael P. Reed Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, $0.01 par value per share	2,300,000	$23.55	$54,165,000	$7,030.62

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock, as reported on The Nasdaq Global Select Market on October 8, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Simmons First National Corporation (“Simmons”) for the purpose of registering additional shares of its shares of Class A common stock, $0.01 par value per share (the “Common Stock”), under the Simmons First National Corporation 2015 Incentive Plan, as amended (the “Incentive Plan”) and the Simmons First National Corporation First Amended and Restated 2015 Employee Stock Purchase Plan (the “ESPP” and, together with the Incentive Plan, the “Plans”).

The number of shares available for issuance under the Incentive Plan was increased by 1,000,000 shares on April 19, 2017, which was adjusted to 2,000,000 shares pursuant to Simmons’ two-for-one stock split that was effective February 9, 2018. Of the 4,000,000 shares currently authorized by the Incentive Plan, 2,000,000 were registered pursuant to Simmons’ Registration Statement on Form S-8 (File No. 333-206160), which was filed on August 6, 2015, and Post-Effective Amendment No. 1 thereto, which was filed on October 11, 2019 (as amended, the “Original Registration Statement”). The number of shares available for issuance under the ESPP was increased by 300,000 shares on April 17, 2019. Of the 500,000 shares currently authorized by the ESPP, 200,000 were registered pursuant to the Original Registration Statement. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Simmons with the Securities and Exchange Commission are incorporated herein by reference:

(a)	Simmons’ Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 27, 2019;

(b)	Simmons’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed on May 8, 2019 and August 7, 2019, respectively;

(c)	Simmons’ Current Reports on Form 8-K, filed on January 28, 2019 (only with respect to Item 8.01), February 19, 2019 (as amended on April 11, 2019), March 25, 2019, April 11, 2019, April 15, 2019 (only with respect to Items 3.02 and 8.01), April 17, 2019, May 21, 2019, July 31, 2019 and September 20, 2019; and

(d)	The description of Simmons’ common stock contained in Simmons’ prospectus filed pursuant to Rule 424(b)(5) under the Securities Act on March 23, 2018, set forth under the heading “Description of Capital Stock,” as updated and amended from time to time.

All reports and other documents subsequently filed by Simmons pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock being registered under this Registration statement has been passed upon for Simmons by Patrick A. Burrow, the Executive Vice President, General Counsel and Corporate Secretary of Simmons. As of October 8, 2019, Mr. Burrow held 45,072 shares of Simmons common stock, options to purchase 41,450 shares of Simmons common stock, 5,855 unvested restricted stock units, and 8,163 unvested performance share units.

Item 8.	Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons’ Current Report on Form 8-K filed on April 11, 2019 (File No. 000-06253)).
3.2	By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons’ Registration Statement on Form S-4 filed on August 30, 2019 (File No. 333-233559)).
4.1	Simmons First National Corporation 2015 Incentive Plan, as amended (incorporated by reference to Simmons’ definitive proxy statement on Schedule 14A filed on March 14, 2017 (File No. 000-06253)).
4.2	Simmons First National Corporation First Amended and Restated 2015 Employee Stock Purchase Plan (incorporated by reference to Simmons’ definitive proxy statement on Schedule 14A filed on March 12, 2019 (File No. 000-06253)).
5.1	Opinion of Patrick A. Burrow, Executive Vice President, General Counsel and Corporate Secretary.
15.1	Awareness of BKD, LLP regarding unaudited interim financial information.
23.1	Consent of Patrick A. Burrow, Executive Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1).
23.2	Consent of BKD, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on October 11, 2019.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
George A. Makris, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints George A. Makris, Jr., Patrick A. Burrow and Robert A. Fehlman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George A. Makris, Jr.	Chairman and Chief Executive Officer	October 11, 2019
George A. Makris, Jr.	(Principal Executive Officer and Director)

/s/ Robert A. Fehlman	Senior Executive Vice President,	October 11, 2019
Robert A. Fehlman	Chief Financial Officer,
Chief Operating Officer and Treasurer
(Principal Financial Officer)

/s/ David W. Garner	Executive Vice President,	October 11, 2019
David W. Garner	Controller and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Steven A. Cossé	Lead Director	October 11, 2019
Steven A. Cossé

/s/ Jay D. Burchfield	Director	October 11, 2019
Jay D. Burchfield

/s/ William E. Clark, II	Director	October 11, 2019
William E. Clark, II

/s/ Mark C. Doramus	Director	October 11, 2019
Mark C. Doramus

/s/ Edward Drilling	Director	October 11, 2019
Edward Drilling

/s/ Eugene Hunt	Director	October 11, 2019
Eugene Hunt

/s/ Jerry M. Hunter	Director	October 11, 2019
Jerry M. Hunter

/s/ Christopher R. Kirkland	Director	October 11, 2019
Christopher R. Kirkland

	Director	October 11, 2019
Susan S. Lanigan

/s/ W. Scott McGeorge	Director	October 11, 2019
W. Scott McGeorge

/s/ Tom E. Purvis	Director	October 9, 2019
Tom E. Purvis

/s/ Robert L. Shoptaw	Director	October 11, 2019
Robert L. Shoptaw

	Director	October 11, 2019
Russell Teubner

/s/ Malynda K. West	Director	October 11, 2019
Malynda K. West